SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 20, 2018
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (513) 271-3700
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 20, 2018 Meridian Bioscience, Inc. (the "Company") executed a Separation Agreement and Release of Claims for each of Richard L. Eberly and Vecheslav A. Elagin with respect to their respective terminations of employment with the Company.

Mr. Eberly had served as the Company's Executive Vice President, President and Chief Commercial Officer and Mr. Elagin had served as the Company's Executive Vice President, Research & Development, and Chief Scientific Officer. The Separation Agreements provide that the employment of each officer is terminated effective February 20, 2018. Mr. Eberly's Separation Agreement requires the Company to make a lump sum payment to him of $1,131,470 in accordance with his Change of Control Agreement. Mr. Elagin's Separation Agreement requires the Company to make a lump sum payment to him of $934,762 in accordance with his Change of Control Agreement. Payment of such lump sums are conditioned on certain releases in each Separation Agreement. Each Separation Agreement also includes restrictive covenants. Each Separation Agreement provides that the executive has 45 days within which to consider the agreement  and seven days following the execution of the agreement to revoke executive's acceptance of the agreement.

The Separation Agreements are filed as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d)   Exhibits
10.1	Separation Agreement and Release of Claims dated February 20, 2018 between the Company and Richard L. Eberly
10.2	Separation Agreement and Release of Claims dated February 20, 2018 between the Company and Vecheslav A. Elagin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MERIDIAN BIOSCIENCE, INC.

Date: February 26, 2018	By: /s/ Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)